Exhibit 10.25


                              EMPLOYMENT AGREEMENT


         This Employment Agreement dated as of this 5th day of October, 1999 is made by and between Surgical Laser Technologies, Inc., a Delaware corporation with its principal offices located at 147 Keystone Drive, Montgomeryville, PA 18936, Pennsylvania (the "Company") and Michael R. Stewart, an individual residing at 3930 Ruckman Way, Doylestown, PA 18901 (the "Executive").

         WHEREAS, the Executive has previously served the Company as Vice President and Chief Financial Officer and the parties hereto desire to set forth the terms and conditions pursuant to which the Executive will now serve as President and Chief Executive Officer of the Company.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, and intending to be legally bound hereby, the parties hereto agree as follows:

         1. EMPLOYMENT. The Company hereby employs the Executive as President and Chief Executive Officer of the Company upon the terms and conditions set forth in this Agreement, and the Executive hereby accepts such employment.

         2. CAPACITY AND DUTIES.

                  2.1 Position. The Executive shall serve the Company as President and Chief Executive Officer. Subject to the direction and control of the Board of Directors (the "Board"), the Executive, as President and Chief Executive Officer, shall perform such executive, managerial and administrative duties as are from time to time assigned to him by the Board and which are consistent with his position as President and Chief Executive Officer. The Executive shall be assigned to the Company's principal executive offices which are presently located in Montgomeryville, Pennsylvania.

                  2.2 Election or Appointment as Director. The Executive also agrees to serve without additional compensation, if elected or appointed thereto, as a director of the Company or any of its subsidiaries, and as a member of any committee of the Board of Directors of the Company or any of its subsidiaries.

         3. OBLIGATIONS OF EXECUTIVE.

                  3.1 Abiding by Rules. The Executive shall abide by the policies and rules from time to time reasonably established in writing by the Company, shall devote his full business time, attention and energies to the business of the Company and shall not, during the term hereof, be engaged in any other business activity, whether or not such business activity is pursued for gain, profit or other pecuniary advantage, except as permitted by Section 3.2 or approved in writing by the Board.

                  3.2 Outside Investments. The terms of this Section 3 shall not prevent the Executive from investing his assets in such form or manner as he chooses; provided, however, that the Executive shall not have any personal interest, direct or indirect, financial or otherwise, in any supplier to, buyer from, or competitor of the Company, or in any transaction between the Company and a supplier or buyer unless such interest is, or arises solely from ownership of, less than one percent (1%) of the outstanding capital stock of such supplier or buyer and such capital stock is available to the general public through trading on any national, regional or over-the-counter securities market.


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                  3.3 Outside Activities. The Executive shall not engage in any activity or investment, whether or not permitted by this Section 3, if such activity or investment substantially interferes with the performance of his duties hereunder.

                  3.4 Securing New Employment. Anything herein to the contrary notwithstanding, if the Company gives the Executive notice of termination of this Agreement as of the end of its term or any renewal thereof in accordance with the following Section 4, then during the last three (3) months of the employment term the Company shall allow the Executive ample time within which to locate and secure new employment although it is recognized that the Executive shall continue to fulfill the obligations of his position with the Company as best as possible to the extent that doing so does not conflict with his efforts to secure new employment.

         4. TERM OF AGREEMENT. Subject to the provisions of Section 11, the initial term of this Agreement shall commence on the date hereof and expire on December 31, 2000 (the "Initial Term"). Absent notice of termination given by either party not later than three months prior to the expiration of the Initial Term or any successor term, this Agreement shall automatically renew for successive one-year terms. Each reference herein to "the term of this Agreement" shall include the Initial Term and any successor term.

         5. COMPENSATION.

                  5.1 Base Salary. Company agrees to pay, and Executive agrees to accept, as base compensation for all services to be rendered by the Executive hereunder the sum of One Hundred Eighty-Five Thousand Dollars ($185,000) per annum (less appropriate deductions) payable on a current basis in a manner consistent with the method of payment to other of the Company's other senior executive officers (but in any event no less often than biweekly). Such annual rate of base compensation in effect at any time during the term of this Agreement shall hereinafter be referred to as the "Base Salary."

                  5.2 Review of Base Salary. The Board shall review from time to time, but in no case less than annually and promptly after the end of each fiscal year, the Executive's Base Salary and shall make such adjustments, if any, as the Board shall determine, in its sole discretion, provided, however, that no adjustment shall reduce the Base Salary below One Hundred Eighty-Five Thousand Dollars ($185,000) per annum.

         6. INCENTIVE CASH BONUS. The Executive shall be entitled to receive an incentive cash bonus from the Company in accordance with the terms and provisions of the Company's bonus program (the "Executive Bonus Program"), which program shall provide the Executive a bonus opportunity of up to 50% of base salary, with the amount of such bonus to be based on objective criteria related to the Company's results of operations and the Board's evaluation of the Company's performance. No termination of this Agreement, other than upon a discharge for cause (as defined in Section 11.3) shall terminate the Executive's right to receive the incentive cash bonus earned up to the time of such termination. The incentive cash bonus that would otherwise be payable to the Executive under this Section 6, assuming the Executive had remained employed for the full calendar year in which the terminating event occurs, shall be multiplied by a fraction, the denominator of which is twelve (12) and the numerator of which is the number of full months of employment completed by the Executive during the calendar year in which the terminating event occurs. Such recalculated amount shall constitute the


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incentive cash bonus for the calendar year in which such terminating event occurs, and no further incentive cash bonus shall be paid hereunder for any subsequent calendar year.

         7. ADDITIONAL BENEFITS. While this Agreement is in effect, the Company shall provide the following additional benefits:

                  7.1 Vacation. The Executive shall receive such paid vacations during each year as are made available to the Company's other senior executive officers, but in no case less than four weeks each calendar year.

                  7.2 Automobile or Automobile Allowance. The Company shall provide the Executive with an automobile allowance of $800 per month plus gas and oil expenses.

                  7.3 Expense Reimbursement. Upon submission of proper vouchers, the Company shall pay or reimburse the Executive for all necessary business and entertainment expenses reasonably incurred by the Executive in connection with the business of the Company.

                  7.4 Insurance Benefits. The Company shall provide the Executive with medical, hospital and other insurance benefits equivalent to those provided to the other senior executive officers of the Company.

                  7.5 Retirement Plan. The Executive shall be entitled to participate in any profit sharing or pension plan made available to full-time employees of the Company in accordance with the terms of such plans.

                  7.6 Disability Insurance. The Company shall provide the Executive with an insured long-term disability benefit provided that the Executive is insurable at standard rates on the date the Executive first applies for the insurance. The amount of the benefit shall be no less than sixty percent (60%) of the Executive's Base Salary during the period of disability; the benefit shall commence no later than one year after the commencement of disability; and the benefit shall be payable at least as long as the Executive is disabled and is under age 65. If the Executive cannot be insured at standard rates, the Company will purchase the maximum amount of coverage available for the amount which would have been paid if this benefit could have been provided at standard rates. As used in this Section 7.6, "disability" shall have the meaning provided in the policy. The Executive agrees to submit to reasonable medical examinations and otherwise reasonably to cooperate with the Company in connection with obtaining such insurance.

                  7.7 Other Benefits. Without limiting any of the foregoing benefits, the Executive shall receive all benefits and participate in all benefit programs generally made available to other senior executive officers of the Company.

         8. LIFE INSURANCE. The Company will provide and maintain during the term of this Agreement a life insurance policy on the life of the Executive in the amount of $1,000,000 payable to Executive's designated beneficiary. The life insurance policy shall be either a term policy or a whole life policy at the discretion of the Company. The Executive agrees to submit to reasonable medical examinations and otherwise reasonably to cooperate with the Company in connection with obtaining such insurance.


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         9. STOCK OPTIONS. The Company shall cause to be granted to the
Executive a stock option for a total of 50,000 shares of the Company's Common Stock, par value $.01 per share, subject to the terms and provisions of the Company's Equity Incentive Plan (the "Plan"), which Plan is incorporated herein by reference. The option shall be exercisable in three equal consecutive annual installments commencing one year from the date hereof. The terms and conditions of the option shall be as set forth in the agreement provided for by the terms of the Plan.

         10. DISABILITY.

                  10.1 Determination of Disability. In the event that the Executive is unable fully to perform his duties and responsibilities hereunder by reason of physical or mental illness, injury or incapacity for a continuous period of more than six (6) months, or for an aggregate of more than six (6) months out of any twelve (12) consecutive month period during the term of this Agreement, all as determined in good faith by the Board, after consultation with a qualified physician selected by the Company, the Company may terminate the Employment of the Executive hereunder and, if the Company shall so act, any and all rights the Executive may have under this Agreement or otherwise as an employee of the Company shall terminate, and the Company shall have no further liability or obligation to the Executive for compensation hereunder; provided, however, that the Executive will be entitled to receive the payments prescribed under the Company's long-term disability benefit plan under which he was covered during the period of his Employment by the Company and except that the Executive shall be entitled to receive his Base Salary described in Section 5, his incentive cash bonus described in Section 6, the insurance benefits described in
Section 7.4 and the life insurance coverage described in Section 8 for a period of one year after the date of the termination by reason of disability. At the end of this one year period, the Executive will be given the option to take over the payments and ownership of the life insurance policy or policies described in
Section 8 then in effect to the extent permitted by the terms thereof. A determination that the Executive is disabled under the insured long-term disability plan described in Section 7.6 shall be deemed to be a determination that the Executive is disabled for purposes of this Section 10.1. Notwithstanding the foregoing, the Executive shall not be deemed terminated by reason of disability unless and until the Executive has received a written notice from the Company at least ninety (90) days prior to the Company's intended date of termination stating (i) the Company's intent to terminate the Executive by reason of disability; and (ii) the Company's intended date of such termination.

                  10.2 Resumption of Duties. If the Executive shall resume his duties within thirty (30) days after receipt of such a notice of termination and continue to perform such duties for four (4) consecutive weeks thereafter, this Agreement shall continue in full force and effect, without any reduction in Base Salary or other benefits, and the notice of termination shall be considered null and void and of no effect.

         11. TERMINATION PRIOR TO END OF TERM.

                  11.1 Death. Except as hereinafter provided, the Executive's employment hereunder and any and all rights under this Agreement or otherwise as an employee of the Company shall terminate upon the death of the Executive and thereafter the Company shall have no liability or obligation to the Executive's estate or legal representatives hereunder, provided that the Executive shall be entitled to the Base Salary, bonuses and other compensation earned by the Executive prior to his death, but not paid.


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                  11.2 Discharge Without Cause. Except as set forth in Section
11.4 hereof, in the event the Company terminates the Executive's employment without cause during the term of his employment hereunder or elects not to renew Executive's employment hereunder pursuant to Section 4 hereof, each of which the Company shall be entitled to do, the Executive shall receive from the Company (in lieu of any rights or claims, other than the possible right to an incentive bonus for the period prior to termination as set forth in Section 6 hereof, that the Executive may have in respect to this Agreement, which rights or claims the Executive hereby waives and releases in consideration for the severance payments provided in this Section 11.2) as severance payments, and in consideration of the Executive's compliance with the provisions of Section 13 during the Restricted Period (as hereinafter defined), payment of the Executive's Base Salary and the insurance benefits described in Sections 7.4, 7.6 and 8 hereof, in each case for a period of one year beginning on the date of termination of the Executive's employment. Payments of Base Salary shall be made at the same times and in the same manner that such payments would have been made to the Executive if his employment had not been terminated. In addition, under such circumstances, the Executive shall be entitled to exercise all options referenced in Section 9 hereof and all other options then held by the Executive which are not then exercisable, subject to the terms and provisions of the option agreement provided for by the terms of the Plan, for a period equal to the lesser of (y) one year from the date of termination for all options granted after 1996 and five years from the date of termination for all options granted before 1997 or (z) the original term of such options. At the end of this one year period, the Executive will be given the option to take over the payments and ownership of the disability insurance policy described in Section 7.6 hereof and the life insurance policy described in Section 8 hereof to the extent the terms of such policies permit him to do so. If the Executive shall die subsequent to the termination of his employment under this Section 11.2, such death shall be deemed to have occurred during the term of the Executive's employment hereunder as if termination under this Section 11.2 had not occurred and Section 11.1 shall thereupon apply.

                  11.3 Discharge for Cause. The Company may terminate this Agreement and discharge the Executive for cause at any time. In such event, the Company's obligation to pay compensation and other amounts payable hereunder, including any incentive cash bonus (or portion thereof) to or for the benefit of the Executive, shall terminate on the date of such discharge. As used herein, the term "discharge for cause" shall mean a discharge resulting from a determination by the Board that any of the following have occurred:

                         (a) chronic alcoholism;

                         (b) drug addiction;

                         (c) indictment by a grand jury for commission of a
felony unless such indictment is dismissed within sixty (60) days of its issuance;

                         (d) fraud or dishonesty resulting or intended to result
directly or indirectly in personal enrichment at the expense of the Company;

                         (e) regularly failing or refusing to follow policies or
directives reasonably established by the Board;

                         (f) willfully and persistently failing to attend to the
Executive's duties;

                         (g) committing acts amounting to gross negligence or
willful misconduct to the detriment of the Company or its affiliates; or

                         (h) otherwise breaching any of the material terms or
provisions of this Agreement.


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                  11.4 Termination Following Change in Control. In the event the
Executive's employment hereunder is terminated without cause at any time within two years after a "Change in Control" (as hereinafter defined), which the Company shall be entitled to do, or if the Executive voluntarily resigns his employment hereunder within two years after a Change in Control following (a) the relocation of the Executive's principal business location by more than 35 miles, (b) a significant reduction in the Executive's duties and responsibilities from those existing prior to the Change in Control or (c) a reduction in the Executive's then-current Base Salary, which the Executive shall be entitled to do, the Executive shall receive from the Company (in lieu of any rights or claims, other than the possible right to an incentive bonus for the period prior to termination as set forth in Section 6 hereof, that the Executive may have in respect of this Agreement, including without limitation the provisions of Section 11.2 hereof, all of which rights or claims the Executive hereby waives and releases in consideration for the severance payments provided in this Section 11.4) as severance payments, and in consideration of the Executive's compliance with the provisions of Section 13 hereof for so long as payments are being made pursuant to this Section 11.4, payment of the Executive's Base Salary and the insurance benefits described in Sections 7.4,
7.6 and 8 hereof, in each case for a period of one year beginning on the date of termination of the Executive's employment. In addition, under such circumstances, the Executive shall be entitled to exercise all options referenced in Section 9 hereof and all other options then held by the Executive which are not then exercisable, subject to the terms and provisions of the option agreement provided for by the terms of the Plan, for a period equal to the lesser of (y) one year from the date of termination for all options granted after 1996 and five years from the date of the Change in Control for all options granted before 1997 or (z) the original term of such options. For purposes of this Section 11.4, a "Change in Control" shall mean the sale of all or substantially all of the Company's assets to, or the acquisition (by purchase, merger, reorganization or otherwise) of shares of the Company's capital stock representing more than 50% of the votes which all stockholders are entitled to cast by, any person or group of affiliated persons not presently affiliated with the Company.

         12. CONFIDENTIALITY; PUBLIC STATEMENTS.

                  12.1 Confidential Information. The Company may, pursuant to the Executive's employment hereunder, provide to him and confide in him business methods and systems, techniques and methods of operation developed at great expense by the Company ("Trade Secrets") and which the Executive recognizes to be unique assets of the Company's business. The Executive shall not, during or at any time after the term of employment hereunder, directly or indirectly, in any manner utilize or disclose to any person, firm, corporation, association or other entity, except to directors, consultants or employees of the Company in the course of his duties and where required by law: (a) any such Trade Secrets,
(b) any sales prospects, customer lists, products, research or data of any kind, or (c) any information relating to strategic plans, sales costs, profits or the financial condition of the Company or any of its customers or prospective customers, which are not generally known to the public or recognized as standard practice in the industries in which the Company shall be engaged. The Executive further covenants and agrees that he will promptly deliver to the Company all tangible evidence of the knowledge and information described in (a), (b) and
(c), above, prior to or at the termination of the Executive's employment.

                  12.2 Prohibited Public Statements. The Executive shall not, either during or at any time after the termination of his Employment, make any public statement (including a private statement


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reasonably likely to be repeated publicly) reflecting adversely on the Company or its business prospects, except for such statements which during the Executive's employment he may be required to make in the ordinary course of his service as President and Chief Executive Officer.

         13. NONCOMPETITION AND NONINTERFERENCE AGREEMENT.


                  13.1 Noncompetition. Subject to the geographic limitation of
Section 13.2, the Executive, for a period (the "Restricted Period") of one (1) year following termination of employment in accordance with this Agreement, shall not, directly or indirectly, on his behalf or on behalf of any other person, firm, corporation, association or other entity, as an employee or otherwise, engage in, or in any way be concerned with or negotiate for, or acquire or maintain any ownership interest in any business or activity which is the same as or competitive with that conducted by the Company at the termination of his employment, or which was engaged in or developed by the Company at any time during the term of employment for specific implementation in the immediate future by the Company.

                  13.2 Geographic Limitation. The Executive acknowledges that the Company is engaged in business throughout the United States and in many foreign countries and that the Company intends to continue expanding the geographic scope of its activities. Accordingly and in view of the nature of his position and responsibilities, the Executive agrees that the provisions of
Section 13.1 shall be applicable to each state and each foreign country, possession or territory in which the Company may be engaged in business as of the termination of the Agreement.

                  13.3 Noninterference. The Executive agrees that during the Restricted Period, the Executive will not directly or indirectly, for himself or on behalf of any third party at any time in any manner, request or cause any of the Company's customers to cancel or terminate any existing or continuing business relationship with the Company; solicit, entice, persuade, induce, request or otherwise cause any employee, officer or agent of the Company to refrain from rendering services to the Company or to terminate his or her relationship, contractual or otherwise, with the Company; induce or attempt to influence any supplier to cease or refrain from doing business or to decline to do business with the Company; divert or attempt to divert any supplier from the Company; or induce or attempt to influence any supplier to decline to do business with any businesses of the Company as such businesses are constituted immediately prior to the termination of employment.

                  13.4 Nonsolicitation. The Executive agrees that during the Restricted Period, the Executive will not directly or indirectly, for himself or on behalf of any third party, solicit for business, accept any business from or otherwise do, or contract to do, business with any person or entity who, at the time of, or any time during the twelve (12) months preceding, such termination, was an active customer or was actively solicited by the Company according to the books and records of the Company and within the actual or constructive knowledge of the Executive, provided, however, that nothing herein shall prohibit the Executive from transacting business he solicits which is not competitive with services or products offered, furnished or sold by the Company to such person or entity.

         14. EQUITABLE REMEDIES. The Executive acknowledges that his compliance with the covenants in Section 12 or 13 of this Agreement is necessary to protect the good will and other proprietary interests of the Company and that, in the event of any violation by the Executive of the provisions of Section 12 or 13 of this Agreement, the Company will sustain serious, irreparable and substantial harm to its business, the extent of which will be difficult to determine and impossible to remedy by an action at law for money damages. Accordingly, the Executive agrees that, in the event of


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such violation or threatened violation by the Executive, the Company shall be entitled to an injunction before trial from any court of competent jurisdiction as a matter of course and upon the posting of not more than a nominal bond in addition to all such other legal and equitable remedies as may be available to the Company. The Executive further agrees that, in the event any of the provisions of Sections 12 and 13 of this Agreement are determined by a court of competent jurisdiction to be contrary to any applicable statute, law or rule, or for any reason to be unenforceable as written, such court may modify any of such provisions so as to permit enforcement thereof as thus modified.

         15. ENTIRE AGREEMENT. This Agreement constitutes the full and complete understanding and agreement of the Executive and the Company respecting the subject matter hereof, and supersedes all prior understandings and agreements, oral or written, express or implied. This Agreement may not be modified or amended orally, but only by an agreement in writing, signed by the party against whom enforcement of any waiver, change, modification, extension or discharge is sought.

         16. HEADINGS. The section headings of this Agreement are for convenience of reference only and are not to be considered in the interpretation of the terms and conditions of this Agreement.

         17. DEFINITION OF COMPANY. The Company is governed by its Board and, accordingly, all references in this Agreement to the actions and discretion of the Company are meant and deemed to refer to the actions and discretion of the Board.

         18. NOTICES. Any notice required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been given when sent by certified mail, postage prepaid, addressed as follows:

                  If to the Company:

                           Surgical Laser Technologies, Inc.
                           147 Keystone Drive
                           Montgomeryville, PA  18936
                           Attn:  Chairman of the Board

with a copy given in the aforesaid manner to:

                           Thomas G. Spencer, Esquire
                           Duane, Morris & Heckscher LLP
                           One Liberty Place
                           Philadelphia, PA  19103-7396

                  If to the Executive, at his personal residence as set forth above.

                  Any party may change the persons and address to which notices or other communications are to be sent by giving written notice of such change to the other party in the manner provided herein for giving notice.

         19. WAIVER OF BREACH. No waiver by either party of any condition or of the breach by the other of any term or covenant contained in this Agreement, whether by conduct or otherwise, in any one or more instances shall be deemed or construed as a further or continuing waiver of any such condition or breach or a waiver of any other condition, or of the breach of any other term or covenant set


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forth in this Agreement. Moreover, the failure of either party to exercise any right hereunder shall not bar the later exercise thereof.

         20. INURE AND BIND; NONALIENATION. This Agreement shall inure to the benefit of and be binding on the parties and their respective successors in interest. The Executive shall not pledge, hypothecate, anticipate or in any way create a lien upon any amounts provided under this Agreement. This Agreement and the benefits payable hereunder shall not be assignable by either party without the prior written consent of the other; provided, however, that nothing in this Section shall preclude the Executive from designating a beneficiary to receive any benefit payable hereunder upon his death, or the executors, administrators or other legal representatives of the Executive or his estate from assigning any rights hereunder to which they become entitled to the person or persons entitled thereto.

         21. GOVERNING LAW. This Agreement is entered into and shall be construed in accordance with the laws of the Commonwealth of Pennsylvania.

         22. CONTINUATION OF COVENANTS. The covenants and agreements of the Executive set forth in Sections 12 and 13 shall survive termination of employment, shall continue thereafter, and shall not expire unless and except as may be expressly set forth in Sections 12 and 13.

         23. INVALIDITY OR UNENFORCEABILITY. If any term or provision of this Agreement is held to be invalid or unenforceable, for any reason, such invalidity or unenforceability shall not affect any other term or provision hereof and this Agreement shall continue in full force and effect as if such invalid or unenforceable term or provision (to the extent of the invalidity or unenforceability) had not been contained herein.

         24. ARBITRATION. Except as provided in Section 14, any controversy or claim arising out of or relating to this Agreement, or the breach hereof, shall be settled by arbitration in Philadelphia, Pennsylvania, in accordance with the laws of the Commonwealth of Pennsylvania by three arbitrators, one of whom shall be appointed by the Company, one by the Executive and the third of whom shall be appointed by the first two arbitrators. If either party fails to select an arbitrator within 30 days after written notice of demand for arbitration from the other, the other party may have such arbitrator appointed by the American Arbitration Association. If the first two arbitrators cannot agree on the appointment of a third arbitrator within 30 days after their selection, then the third arbitrator shall be appointed by the American Arbitration Association. The arbitration shall be conducted in accordance with the rules of the American Arbitration Association. Judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction hereof. In the event that it shall be necessary or desirable for the Company and/or the Executive to retain legal counsel and/or incur other costs and expenses in connection with the enforcement of any or all of either party's rights under this Agreement, each party shall bear its own costs and expenses in connection with the enforcement of its rights (including the enforcement of any arbitration award in court), regardless of the final outcome.

         25. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.



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         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written.


Witness:


___________________________                 By: /s/ Michael R. Stewart
                                                ----------------------
                                                Michael R. Stewart


ATTEST:                                     Surgical Laser Technologies, Inc.


___________________________                 By: /s/ Richard J. DePiano
                                                -----------------------------
                                                Richard J. DePiano, Chairman




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